                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 13D

                   Under the Securities Exchange Act of 1934

                              INTERCO INCORPORATED
- --------------------------------------------------------------------------------
                               (Name of Issuer)

                                  Common Stock
- --------------------------------------------------------------------------------
                         (Title of Class of Securities)

                                   458507100
- --------------------------------------------------------------------------------
                                 (CUSIP Number)

                John F. Hartigan, Esq.   Morgan, Lewis & Bockius
                 801 South Grand Avenue, Los Angeles, CA  90017
                                 (213) 612-2500
- --------------------------------------------------------------------------------
(Name, Address and Telephone Number of Person Authorized to Receive Notices and
                                Communications)

                                August 3, 1992
               -------------------------------------------------
            (Date of Event which Requires Filing of this Statement)


If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [_].

Check the following box if a fee is being paid with the statement [_]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the
Notes).
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                                                             Page____of____Pages

                                  SCHEDULE 13D

CUSIP No.  458507100
          ---------------

1  NAME OF REPORTING PERSON
   S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          Apollo Interco Partners, L.P.
________________________________________________________________________________
2  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                (a) [_]
                                                                    (b) [_]
________________________________________________________________________________
3  SEC USE ONLY

________________________________________________________________________________
4    SOURCE OF FUNDS*

     OO; WC
________________________________________________________________________________
5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS
 REQUIRED PURSUANT TO ITEMS 2(d) or (E)                                 [_]

________________________________________________________________________________
6    CITIZENSHIP OR PLACE OF ORGANIZATION

     Delaware
________________________________________________________________________________
                       7  SOLE VOTING POWER
 NUMBER OF              32,195,334 shares of Common Stock
   SHARES           ____________________________________________________________
BENEFICIALLY           8  SHARED VOTING POWER
  OWNED BY
  EACH              ____________________________________________________________
 REPORTING             9  SOLE DISPOSITIVE POWER
 PERSON                 32,195,334 shares of Common Stock
   WITH             ____________________________________________________________
                      10  SHARED DISPOSITIVE POWER

________________________________________________________________________________
11  AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
          32,195,334 shares of Common Stock
________________________________________________________________________________
12  CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*  [_]

________________________________________________________________________________
13  PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
           64.17%
________________________________________________________________________________
14  TYPE OF REPORTING PERSON*
          PN
_______________________________________________________________________________

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!
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                                                             Page    of    Pages
                                                                 ____  ____

                        STATEMENT PURSUANT TO RULE 13d-1

                                     OF THE

                         GENERAL RULES AND REGULATIONS

                                   UNDER THE

                  SECURITIES EXCHANGE ACT OR 1934, AS AMENDED

________________________________________________________________________________
________________________________________________________________________________


  Item 1.  Security and Issuer.
  ------   -------------------

            This Statement on Schedule 13D relates to the Common Stock, no par value ("Common Stock"), of INTERCO INCORPORATED, a Delaware corporation ("INTERCO") issued under the Plan of Reorganization referred to in Item 3 below. The principal executive offices of INTERCO are located at 101 South Hanley Road, St. Louis, Missouri 63105.

  Item 2.  Identity and Background.
  ------   -----------------------

            This Statement is filed by Apollo Interco Partners, L.P., a Delaware limited partnership ("Apollo Interco"). Apollo Interco is referred to herein as the "Reporting Person."

            The Reporting Person is principally engaged in the investment in Common Stock of INTERCO. The address of the Reporting Person is Two Manhattanville Road, Purchase, New York 10577.

            The sole general partner of the Reporting Person is Apollo Investment Fund, L.P., a Delaware limited partnership ("Apollo"). The address of Apollo's principal business and of its principal office is c/o CIBC Bank and Trust Company (Cayman) Limited, Edward Street, Georgetown, Grand Cayman, Cayman Islands, British West Indies.

            The managing general partner of Apollo is Apollo Advisors, L.P., a Delaware limited partnership. The administrative general partner of Apollo is Apollo Fund Administration Limited, a Cayman Islands corporation. Apollo Advisors, L.P. is principally engaged in the business of serving as managing general partner of Apollo and another investment fund. Apollo Fund Administration Limited is principally engaged in the business of serving as administrative general partner of Apollo and another investment fund. Apollo has no other general partners.

            The respective addresses of the principal business and principal office of each of Apollo Advisors, L.P. and Apollo Fund Administration Limited are: Apollo Advisors, L.P., Two Manhattanville Road, Purchase, New York 10577; and Apollo Fund Administration Limited, c/o CIBC Bank and Trust Company (Cayman) Limited, Edward Street, Georgetown, Grand Cayman, Cayman Islands, British West Indies.

            Attached as Appendix A to Item 2 is information concerning the principals, executive officers, directors and principal shareholders of the Reporting Person and other entities as to which such information is required to be disclosed in response to Item 2 and General Instruction C to Schedule 13D.

            Neither the Reporting Person, Apollo, Apollo Advisors, L.P., Apollo Fund Administration Limited nor any of the persons or entities referred
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                                                                 ____  ____

  to in Appendix A to Item 2 has, during the last five years, been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or state securities laws or finding any violation with respect to such laws.

  Item 3. Source and Amount of Funds or Other Consideration.
  ------  -------------------------------------------------

            The order confirming the Amended Joint Plan of Reorganization, dated as of March 12, 1992, as modified on March 31, 1992, May 29, 1992 and June 18, 1992, of INTERCO and certain of its subsidiaries (the "Plan of Reorganization"), was entered in the United States Bankruptcy Court for the Eastern District of Missouri, Eastern Division, on June 30, 1992. The Plan of Reorganization was consummated, and securities were issued, on August 3, 1992. Pursuant to the Plan of Reorganization and certain contribution agreements among the Reporting Person and its partners, the Reporting Person received 11,497,669 shares of Common Stock and Warrants to purchase an additional 173,108 shares of Common Stock, all issued under the Plan of Reorganization as part of the consideration to discharge claims in respect of (i) approximately $245,800,000 of secured indebtedness of INTERCO under a Credit Agreement dated as of November 7, 1988 with certain banks and other financial institutions and
  (ii) $20,000,000 principal amount of 13.75% Senior Subordinated Debentures due 2000 of INTERCO.

            Further, the Plan of Reorganization contained a condition that, except as otherwise agreed by Apollo, Apollo was to have entered into agreements with holders of certain other claims which would result (taking into account claims held by Apollo) in Apollo acquiring further claims that, upon the consummation of the Plan of Reorganization, would give Apollo the right to receive not less than 30,000,000 shares of Common Stock to be issued pursuant to the Plan of Reorganization. As contemplated thereby, Apollo entered into an Exchange Agreement dated April 7, 1992 with certain banks and other financial institutions (the "Exchange Agreement") pursuant to which Apollo became entitled to receive an additional 18,502,333 shares of Common Stock upon the consummation of the Plan of Reorganization in exchange for cash and secured notes of INTERCO issued pursuant to the Plan of Reorganization and based on a price per share ranging from $5.556 to $5.656. Apollo assigned its rights under the Exchange Agreement to the Reporting Person. Accordingly, upon the consummation of the Plan of Reorganization on August 3, 1992, the Reporting Person acquired beneficial ownership of such shares of Common Stock.

            The Reporting Person also purchased an aggregate of 2,022,334 additional shares of Common Stock issued pursuant to the Plan of reorganization from Salomon Brothers Inc, Citibank N.A. and Risk Arbitrage Partners at a purchase price of $6.50 per share. The funds used by the Reporting Person to acquire such shares were provided by working capital of the Reporting Person available for investment.

  Item 4.  Purpose of Transaction.
  ------   ----------------------

            The Reporting Person acquired beneficial ownership of the shares of Common Stock to which this Statement on Schedule 13D relates as a result of the consummation of the Plan of Reorganization, the Exchange Agreement and the additional purchases described herein. The acquisition of such shares gives the Reporting Person the power to control or influence control of the issuer, and the Reporting Person may exercise such control from time to time. In addition, in connection with the Plan of Reorganization, Apollo obtained, and
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                                                             Page____of____Pages

  has exercised, the right to designate a majority of the Board of Directors as constituted upon the consummation of the Plan of Reorganization. The Reporting Person may change any of its current intentions, acquire further shares of Common Stock or sell or otherwise dispose of all or any part of the Common Stock beneficially owned by such Reporting Person, or take any other action with respect to INTERCO or any of its debt or equity securities in any manner permitted by law. Apollo also holds secured notes of INTERCO as a result of the Plan of Reorganization and may dispose of such notes depending upon market conditions. Except as disclosed in this Item 4, the Reporting Person has no current plans or proposals which relate or would result in any of the events described in Items (a) through (j) of the instructions to Item 4 of Schedule 13D.

  Item 5.  Interest in Securities of the Issuer.
  ------   ------------------------------------

            The Reporting Person acquired beneficial ownership of the shares of Common Stock to which this Statement on Schedule 13D relates as a result of the consummation of the Plan of Reorganization, the Exchange Agreement and the additional purchases described herein.

            (a) The Reporting Person beneficially owns an aggregate of 32,195,334 shares of Common Stock (including Warrants to purchase an additional 173,108 shares of Common Stock), or 64.17% of the Common Stock outstanding upon consummation of the Plan of Reorganization. Such shares were acquired as described in Item 3.

            (b) The number of shares of Common Stock as to which there is sole power to vote or to direct the vote, shared power to vote or to direct the vote, sole power to dispose or direct the disposition, or shared power to dispose or direct the disposition for the Reporting Person is set forth in the cover pages and such information is incorporated herein by reference.

            (c) There have been no reportable transactions with respect to the Common Stock within the last 60 days by the Reporting Person except for the acquisition of beneficial ownership of the shares of Common Stock being reported on this Statement.

            (d)   Not applicable.

            (e)   Not applicable.


  Item 6.  Contracts, Arrangements, Understandings or Relationships
  ------   --------------------------------------------------------
           With Respect to the Securities of the Issuer.
           --------------------------------------------

            The response to Item 3 is incorporated herein by reference.

  Item 7.  Material to be Filed as Exhibits.
  ------   --------------------------------

            (1)  Plan of Reorganization

            (2)  Form of Exchange Agreement

            (3)  Form of Contribution Agreement (general partner)

            (4)  Form of Contribution Agreement (limited partner)
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                                                           Page ___ of ___ Pages

                                   SIGNATURE

            After reasonable inquiry and to the best of its knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

  Dated:  August 12, 1992

                       APOLLO INTERCO PARTNERS, L.P.

                       By: Apollo Investment Fund, L.P.,
                            General Partner
                       By: Apollo Advisors, L.P.,
                            Managing General Partner
                       By: Apollo Capital Management, Inc.,
                            General Partner



                       By: _________________________
                            Name: John J. Hannan
                            Title: Vice President, Apollo Capital
                                    Management, Inc.

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                                                           Page ___ of ___ Pages

                              APPENDIX A TO ITEM 2

            The following sets forth information with respect to the general partners, executive officers, directors and principal shareholders of Apollo, Apollo Advisors, L.P. ("Apollo Advisors"), which is the managing general partner of Apollo, Apollo Capital Management, Inc., a Delaware corporation which is the sole general partner of Apollo Advisors ("Capital Management"), and Apollo Fund Administration Limited "Administration").

            The principal occupation of each of Arthur Bilger, Leon Black, Craig Cogut and John Hannan, each of whom is a United States citizen, is to act as principals of Apollo Advisors and of Lion Advisors, L.P., a Delaware limited partnership, the principal business of which is to provide advice regarding investments in securities, and as an executive officer and director of Capital Management and of Lion Capital Management, Inc. ("Lion Capital"), the general partner of Lion Advisors. Messrs. Black, Bilger and Hannan also serve as consultants to Credit Lyonnais (USA) Inc., the principal business of which is brokerage and investment banking and the principal office of which is located at 1301 Avenue of the Americas, New York, New York 10019. The principal offices of Lion Advisors and Lion Capital are located at Two Manhattanville Road, Purchase, New York 10577.

            Mr. Bilger is a Vice President and a director of Lion Capital and Capital Management. Mr. Bilger's business address is 1999 Avenue of the Stars, Suite 1050, Los Angeles, California 90067.

            Mr. Black is the President and a director of Lion Capital and the President and a director of Capital Management. Mr. Black's business address is Two Manhattanville Road, Purchase, New York 10577.

            Mr. Cogut is a Vice President and a director of Lion Capital and the Secretary and a Vice President and director of Capital Management. Mr. Cogut's business address is Two Manhattanville Road, Purchase, New York 10577.

            Mr. Hannan is a Vice President and director of Lion Capital and a Vice President and director of Capital Management. Mr. Hannan's business address is Two Manhattanville Road, Purchase, New York 10577.

            Peter Henry Larder, Michael Francis Benedict Gillooly, Ian Thomas Patrick and Martin William Laidlaw, each of whom is a British citizen, each serves as a director of Administration. Each of the above four individuals is principally employed by CIBC Bank and Trust Company (Cayman) Limited ("CIBC") in the following positions: Mr. Larder, Managing Director; Mr. Gillooly, Deputy Managing Director; Mr. Patrick, Manager-Accounting Services; and Mr. Laidlaw, Senior Fund Accountant. CIBC is a Cayman Islands corporation which is principally engaged in the provision of trust, banking and corporate administration services, the principal address of which is Edward Street, Grand Cayman, Cayman Islands, British West Indies. It provides accounting, administrative and other services to Administration pursuant to a contract. Messrs. Bilger, Black, Cogut and Hannan are the beneficial owners of the stock of Administration.